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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

            Volume Services America Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

            The name of the Corporation is Volume Services America Holdings, Inc. The Corporation was originally incorporated under the name "VSI Acquisition II Corporation" and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 21, 1995. The Corporation filed Certificates of Amendment with the Secretary of State of the State of Delaware on December 20, 1995, April 1, 1997, April 24, 1997 and October 16, 1998. The Corporation filed a restatement of its Certificate of Incorporation on October 22, 1998.

            This Restated Certificate of Incorporation, which restates and further amends the certificate of incorporation of the Corporation as heretofore amended and restated, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") and by the written consent of its stockholders in accordance with Section 228 of the DGCL. The Corporation has received payment for its stock.

            The certificate of incorporation of the Corporation, as heretofore amended and restated, is hereby further amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is Volume Services America Holdings, Inc.

            SECOND: The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

            FOURTH: (1) (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000, consisting of (1) 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock") and (2) 100,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no
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vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

      (b) Upon this Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the "Effective Time"), each share of the Corporation's common stock, par value $0.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into 40,919.5305278882 shares of common stock, par value $0.01 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 40,919.5305278882.

      (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

      (3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

      (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

      (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.
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      (d)   Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

            FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

            SIXTH: (1) To the fullest extent permitted by the laws of the State of Delaware:

            (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            (b) In addition to the right to indemnification conferred in this Article Sixth, Section (1), an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from
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which there is no further right to appeal (hereinafter a "final adjudication")
that such indemnitee is not entitled to be indemnified for such expenses under this Article Sixth or otherwise.

            (2) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

            SEVENTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each such succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A plurality of the votes cast by holders of shares present in person or represented by proxy and entitled to vote thereon shall be required to fill any vacancy not resulting from an increase in the number of directors, and any director so elected shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.
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            (2)   Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

            EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors or (ii) by the Board of Directors upon a request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation.

            NINTH: The holders of one-third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (i) a vote for any director in a contested election, (ii) the removal of a director or (iii) the filling of a vacancy on the Board of Directors.

            TENTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth or this Article Tenth or to adopt any provision inconsistent therewith.

            ELEVENTH: The affirmative vote of two-thirds of the members of the Board of Directors in office shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy.

            TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or
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stockholder thereof, or on the application of any receiver or receivers appointed by the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                         * * *
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            IN WITNESS WHEREOF, VOLUME SERVICES AMERICA HOLDINGS, INC. has
caused this certificate to be signed by Janet L. Steinmayer, its Executive Vice President, General Counsel and Secretary, on this 2nd day of December, 2003.


                                    VOLUME SERVICES AMERICA
                                    HOLDINGS, INC.



                                    By:     /s/ Janet L. Steinmayer
                                       ----------------------------------------
                                       Name:  Janet L. Steinmayer
                                       Title: Executive Vice President, General
                                              Counsel and Secretary